Exhibit 16

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Tanner Powell, Kristin Hester, Gregory W. Hunt and Ted McNulty, and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any or all amendments, including post-effective amendments to the registration statement on Form N-14, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This Power of Attorney shall be valid from the date hereof until revoked by me.

IN WITNESS HEREOF I have executed this instrument as of the 17th day of November, 2023.

/s/ Tanner Powell	Chief Executive Officer
Tanner Powell

/s/ Gregory W. Hunt	Chief Financial Officer, Chief Accounting Officer and Treasurer
Gregory W. Hunt

/s/ Howard Widra	Executive Chairman of the Board of Directors, Director
Howard Widra

/s/ R. Rudolph Reinfrank	Director
R. Rudolph Reinfrank

/s/ Barbara Matas	Director
Barbara Matas

/s/ Carmencita Whonder	Director
Carmencita Whonder

/s/ Elliot Stein, Jr.	Director
Elliot Stein, Jr.

/s/ John J. Hannan	Director
John J. Hannan

/s/ Emanuel Pearlman	Director
Emanuel Pearlman